EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2002 relating to the financial statements and financial statement schedule, which appears in Unocal Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
April 5, 2002